                                                                   EXHIBIT 23-18

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 7, 2006, relating to the financial statements and financial statement schedule of DTE Energy Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the methods of accounting for asset retirement obligations in 2005 and 2003 and energy trading contracts and gas inventories in 2003) and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2005, in the following registration statements:

Form                    Registration
                        Number
Form S-3                333-99955
Form S-3                333-74338
Form S-3                333-109591
Form S-3                333-113300
Form S-4                333-89175
Form S-8                333-61992
Form S-8                333-62192
Form S-8                333-00023
Form S-8                333-47247
Form S-8                333-109623

/S/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 7, 2006